Exhibit 99.1

Symyx Technologies Reports First Quarter 2010 Financial Results

Results Reflect Divestiture of High Productivity Research Business, Certain Other Discontinued Operations, and Classification of Royalties as Other Income

SUNNYVALE, Calif., April 29, 2010 -- Symyx Technologies, Inc. (Nasdaq: SMMX) today reported financial results for the first quarter ended March 31, 2010.  Symyx’s financial results include discontinued operations reflecting the March 2010 divestiture of the company’s High Productivity Research (HPR) business unit and substantial completion of the company’s remaining contract research services commitments.  As a result of the divestiture, Symyx has reclassified intellectual property royalties from revenue to other income.

First Quarter 2010 Financial Results:

--Revenue: $22.1 million
--GAAP net loss per share:  $0.27, including a $0.20 loss from discontinued operations
--Cash and cash equivalents:  $79.4 million

First-quarter Symyx Software revenue was $22.1 million compared with $21.8 million for the same period in 2009.  The year-over-year increase was due primarily to higher license revenue from the company’s Electronic Lab Notebook platform, partially offset by lower content subscription and professional services revenues.

GAAP net loss for the first quarter of 2010 was $9.5 million, or $0.27 per share.  Of this total, continuing operations incurred a GAAP net loss of $2.6 million, or $0.07 per share.  Discontinued operations incurred a GAAP net loss of $6.9 million, or $0.20 per share; these operations consisted of the company’s HPR business unit for the first two months of the quarter prior to the March 2010 divestiture and the company’s substantial completion of all remaining contract research services following the divestiture.  The loss from discontinued operations includes impairment charges of approximately $6.1 million and restructuring costs of $1.0 million.

Symyx ended the quarter with cash and cash equivalents of $79.4 million, down from $81.8 million at December 31, 2009, as seasonally higher collections were offset primarily by the company’s loan to Freeslate, Inc. in connection with the HPR divestiture.

“We are pleased with our significant strategic accomplishments in the first quarter, completing our transition to a pure-play scientific software company through the HPR divestiture, and announcing our agreement to merge with Accelrys,” said Isy Goldwasser, chief executive officer.  “We believe the combination of Symyx with Accelrys will provide our customers the broadest scientific informatics software solutions available, and maximize long-term shareholder value through significant operational and financial synergies we believe will strengthen, grow and improve the profitability of the combined business.”

“Alongside the substantial progress we have made in completing the divestiture, managing discontinued operations and transitional services for the divestiture, and preparing to seek stockholder approval for the merger with Accelrys, we are also striving to execute against our 2010 plan, ” added Rex S. Jackson, chief financial officer.  “The first quarter was a solid effort, with the levels of Symyx Software revenues, royalties and direct operating expenses being consistent with our expectations.”

Financial Outlook

As indicated above, Symyx has classified royalties from revenue to other income.  Symyx’s revenue projections for 2010 of $87 million to $92 million included royalties of $5.4 million.  Symyx confirms its previous projections that Symyx Software revenues will be $82 million to $87 million for 2010, and that royalties will be approximately $5.4 million.

Non-GAAP Information

Symyx typically provides non-GAAP data financial measures to supplement the company's results determined under U.S. generally accepted accounting principles (GAAP).  The company uses non-GAAP financial measures in analyzing financial results and believes they are useful to investors in evaluating Symyx's ongoing operational performance.  However, in light of the recent HPR divestiture, discontinued operations accounting in the first quarter and for prior periods, and the pending Accelrys merger, Symyx is not providing non-GAAP data at this time.

Today’s Teleconference and Webcast

Symyx plans to hold a teleconference to discuss its first quarter results at 5:00 p.m. ET (2:00 p.m. PT) today. To participate, please dial 877-440-5804 (U.S. and Canada) or 719-325-4748 (international).  A live and archived webcast of the call will also be available on the Investors section of Symyx's website at www.symyx.com.  In addition to the webcast, a phone replay will be available for two weeks after the live call by dialing 888-203-1112 (U.S. and Canada) and 719-457-0820 (international), reservation number 8814537.

About Symyx

Symyx Technologies, Inc. (Nasdaq: SMMX) helps R&D-based companies in life sciences, chemicals, energy, and consumer and industrial products achieve breakthroughs in innovation, productivity and return on investment. Symyx software and scientific databases power laboratories with the information that generates insight, enhances collaboration, and drives productivity. Products include a market-leading electronic laboratory notebook, decision support software, and chemical informatics and sourcing databases. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at http://www.symyx.com/.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, including Symyx's expectations regarding the benefits of the proposed merger with Accelrys, the statements made under the caption “Financial Outlook,” are based upon Symyx's current expectations, and involve risks and uncertainties. Symyx's actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (1) continued material uncertainty in domestic and global economic conditions and in international financial markets have caused, and may continue to cause, customers to delay or cancel significant software investments or otherwise to reduce their business with Symyx; (2) Symyx may determine it is necessary to take measures to further reduce its operating expenses, incurring restructuring charges and cash outlays beyond those referenced above; (3) Symyx may not successfully complete the proposed merger with Accelrys on time or at all if all of the conditions to closing the merger are not met or waived, including the satisfaction of regulatory approvals and the approval of the merger by the stockholders of both Symyx and Accelrys; (4) execution, sales, development, employee and customer retention and other risks inherent in restructuring and divestiture activities; (5) failure to expeditiously execute or to obtain customer acceptances under existing contracts in order to recognize committed revenue as planned; (6) inaccurate assessment of demand for existing and new offerings or failure to close new contracts with customers as forecasted; and (7) failure to transition customers to the company's Isentris platform and ELN products as quickly as estimated or to execute on software development roadmaps as planned. These and other risk factors are discussed under "Risk Factors" in Symyx's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission on February 26, 2010. Symyx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements, except as the law may require.

Important Merger Information and Additional Information and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Accelrys and Symyx will file relevant materials with the SEC, including the filing by Accelrys of a Registration Statement on Form S-4 containing a joint proxy statement/prospectus. Investors are strongly urged to read the joint proxy statement/prospectus when it becomes available and other documents filed with the SEC by Accelrys and Symyx, because they will contain important information about Accelrys, Symyx and the proposed merger. The joint proxy statement/prospectus and other documents that will be filed by Accelrys and Symyx with the SEC will be available free of charge at the SEC’s website, www.sec.gov, by directing a request when such a filing is made to Accelrys, Inc., 10188 Telesis Court, San Diego, California 92121-1761, Attention: Corporate Secretary or by directing a request when such a filing is made to Symyx Technologies, Inc., 3100 Central Expressway, Santa Clara, California 95051, Attention: Corporate Secretary.

Accelrys, Symyx and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of Accelrys is set forth in Accelrys’ most recent definitive proxy statement, which was filed with the SEC on July 21, 2009. Information about the directors and executive officers of Symyx is set forth in Symyx’s most recent Amendment to 2009 Annual Report on Form 10-K, which was filed with the SEC on April 29, 2010. Certain directors and executive officers of Accelrys and Symyx may have direct or indirect interests in the proposed merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the proposed merger. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus Accelrys and Symyx will file with the SEC when it becomes available.

Symyx is a registered trademark of Symyx Technologies, Inc. All rights reserved.

- Financial Statements Attached –

Contact:

Rex S. Jackson
Executive Vice President and CFO
Symyx Technologies, Inc.
(408) 720-2549
ir@symyx.com

SYMYX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue:
Service	$9,989	$10,707
License fees, content and royalties	12,124	11,042
Total revenue	22,113	21,749
Costs:
Cost of service	3,452	3,990
Cost of license fees, content and royalties	1,657	1,281
Amortization of intangible assets	1,067	1,662
Total costs of revenue	6,176	6,933
Gross profit	15,937	14,816
Operating expenses:
Research and development	9,465	9,546
Sales, general and administrative	10,421	8,983
Restructuring costs	759	77
Amortization of intangible assets	1,406	1,406
Total operating expenses	22,051	20,012
Loss from continuing operations	(6,114)	(5,196)
Interest and other income (expense), net	841	1,886
Loss from continuing operations before income tax benefit	(5,273)	(3,310)
Income tax benefit	2,665	1,161
Net loss from continuing operations	$(2,608)	$(2,149)
Discontinued operations
Loss from discontinued operations before income tax (including loss on disposal of $1,200 and $0, respectively)	(10,360)	(1,403)
Income tax benefit	3,491	445
Net loss from discontinued operations	(6,869)	(958)
Net loss	$(9,477)	$(3,107)
Net loss per share from continuing operations - basic and diluted	$(0.07)	$(0.06)
Net loss per share from discontinued operations - basic and diluted	$(0.20)	$(0.03)
Net loss per share - basic and diluted	$(0.27)	$(0.09)
Shares used in computing net loss per share	34,715	34,044

SELECTED  CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)

	March 31, 2010	December 31, 2009
	(unaudited)	(Note 1)

Cash and cash equivalents	$79,414	$81,777
Accounts receivable, net	$7,353	$12,793
Goodwill and other intangible assets, net	$76,158	$80,290
Total assets	$212,818	$226,808
Deferred revenue	$39,143	$33,544
Stockholders' equity	$148,210	$156,734

Note 1: The selected consolidated balance sheet information at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.